EXHIBIT 21
                     SUBSIDIARIES OF MACDERMID, INCORPORATED
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MacDermid's  principal,  wholly-owned,  subsidiaries  are  as  follows:
                                   Jurisdiction  of  Incorporation

Ferwell  SRL                                   Italy
Jager  Juene,  S.A.                            France
MacDermid,  plc                                United  Kingdom
MacDermid  Asia,  Ltd                          Hong  Kong
MacDermid  Benelux  BV                         Holland
MacDermid  Canning                             Texas
MacDermid  Canning,  ltd                       United  Kingdom
MacDermid  Chemicals,  Inc.                    Canada
MacDermid  Colorspan,  Inc.                    Delaware
MacDermid  Equipment,  Inc.                    Connecticut
MacDermid  Equipment  Asia  Ltd                Taiwan
MacDermid  Equipment  GmbH                     Germany
MacDermid  Espanola,  S.A.                     Spain
MacDermid  France,  S.A.                       France
MacDermid  GmbH                                Germany
MacDermid  Printing  Solutions,  llc.          Delaware
MacDermid  Graphic  Arts,  SAS.                France
MacDermid  Hong  Kong,  Ltd.                   Hong  Kong
MacDermid  Imaging  Technology  Asia           Hong  Kong
MacDermid  Imaging  Technology  Europe  BV     Holland
MacDermid  Italiana  SRL                       Italy
MacDermid  New  Zealand,  Ltd.                 New  Zealand
MacDermid  Scandinavia                         Sweden
MacDermid  Singapore,  Pte.  Ltd.              Singapore
MacDermid  Suisse,  S.A.                       Switzerland
MacDermid  Taiwan,  Ltd.                       Taiwan
Napp  Systems  Inc.                            California
Nippon  MacDermid  Co.,  Ltd                   Japan
PTI Productos Technicos Para Impessao Ltd      Brazil

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In  addition,  the Corporation has several non-operating subsidiaries, which, in the  aggregate,  are  not  significant.